Exhibit 99.1

WM Announces Third Quarter 2025 Earnings

WM Delivers Double-Digit Growth in Cash Flow from Operations Led by Disciplined Growth, Strong Cost Optimization, and Expansion of its Sustainability Businesses

WM Advances its Sustainability Investments with Completion of Two New Renewable Natural Gas Facilities and Two Recycling Projects

Houston — October 27, 2025 — WM (NYSE: WM) today announced financial results for the quarter ended September 30, 2025.

	Three Months Ended		Three Months Ended
	September 30, 2025		September 30, 2024
	(in millions, except per share amounts)		(in millions, except per share amounts)
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)
Revenue	$6,443	$6,443	$5,609	$5,609

Income from Operations	$989	$1,241	$1,119	$1,153

Operating EBITDA(b)	$1,718	$1,970	$1,677	$1,711

Operating EBITDA Margin	26.7%	30.6%	29.9%	30.5%

Net Income(c)	$603	$801	$760	$790

Diluted EPS	$1.49	$1.98	$1.88	$1.96

“Our third quarter results highlight momentum in WM’s earnings growth and free cash flow conversion, which is driven by our strong operating platform, diverse and growing customer base, and expanding sustainability businesses,” said Jim Fish, WM’s CEO. “Our Collection and Disposal business delivered record-setting margin this quarter, underscoring the strength of our industry-leading asset network, strategic investments in technology, and disciplined pricing programs. We also achieved adjusted operating EBITDA growth in both our Recycling Processing and Sales and Renewable Energy segments despite commodity price headwinds, underscoring the value of our sustainability investments. Additionally, we continued to advance the integration of WM Healthcare Solutions, enhancing the breadth and value of services we offer to our customers. Strong results across all aspects of our business reinforce our confidence in achieving our full-year earnings and free cash flow guidance, as well as our long-term financial objectives and strategic priorities.”(a)

KEY HIGHLIGHTS FOR the Third Quarter OF 2025(d)

Operating EBITDA

	Third Quarter 2025 ($ in millions)				Third Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(e)	$1,629	28.0%	$1,860	32.0%	$1,677	29.9%	$1,711	30.5%
WM Healthcare Solutions	89	14.2%	110	17.5%	-	-	-	-
Total Company	$1,718	26.7%	$1,970	30.6%	$1,677	29.9%	$1,711	30.5%

•	Adjusted operating EBITDA for the WM Legacy Business grew 8.7%.(a) The Company’s Collection and Disposal business led the way with an operating EBITDA margin of 37.5%, or 38.4% on an adjusted basis, driven by continuous improvements in technology, strategic asset network utilization, and focus on disciplined price-cost spread.(a)

Revenue

	Third Quarter 2025 ($ in millions)		Third Quarter 2024 ($ in millions)
	Amount	Growth	Amount	Growth
WM Legacy Business(e)	$5,815	3.7%	$5,609	7.9%
WM Healthcare Solutions(f)	628	N/A	-	-
Total Company	$6,443	14.9%	$5,609	7.9%

•	Revenue growth in the WM Legacy Business was driven by Collection and Disposal core price of 6.0% and yield of 3.8% as the Company continues to focus on maximizing customer lifetime value.(g)

•	Volumes in the Collection and Disposal business grew 0.2% as compared to the third quarter of 2024, driven by strong landfill volumes and growth in industrial collection volumes. This growth was partially offset by a decline in residential collection volumes due to the strategic exit of lower-margin contracts.

•	A revenue decline of $60 million in the Recycling Processing and Sales segment was driven by lower market prices for recycled commodities. The Company’s blended average price for single stream commodities declined nearly 35% from the prior year quarter.(h)

•	WM Healthcare Solutions revenue was slightly below expectations. The Company is taking a disciplined approach to customer engagement and prioritizing customer lifetime value, resulting in the deferral of some planned price increases.

Operating Expenses

	Third Quarter 2025 ($ in millions)				Third Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(e)	$3,430	59.0%	$3,430	59.0%	$3,399	60.6%	$3,399	60.6%
WM Healthcare Solutions(f)	403	64.2%	400	63.7%	-	-	-	-
Total Company	$3,833	59.5%	$3,830	59.4%	$3,399	60.6%	$3,399	60.6%

•	Adjusted operating expenses as a percentage of revenue for the WM Legacy Business improved 160 basis points, reflecting the benefits of improved driver retention and the Company’s disciplined cost focus, the strategic exit from low-margin residential collection business, strong municipal solid waste and special waste landfill volumes, and the benefit of capital investments made in the fleet and automation of recycling facilities.(a)

SG&A Expenses

	Third Quarter 2025 ($ in millions)				Third Quarter 2024 ($ in millions)
	Total Company Breakout		As Adjusted(a)		Total Company Breakout		As Adjusted(a)
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
WM Legacy Business(e)	$536	9.2%	$523	9.0%	$525	9.4%	$499	8.9%
WM Healthcare Solutions	129	20.5%	120	19.1%	-	-	-	-
Total Company	$665	10.3%	$643	10.0%	$525	9.4%	$499	8.9%

•	Adjusted SG&A results in the WM Legacy Business reflect the Company’s ongoing commitment to cost discipline.

•	SG&A as a percentage of revenue for WM Healthcare Solutions improved 270 basis points sequentially, or 180 basis points on an adjusted basis, reflecting success in the Company’s efforts to integrate and streamline its sales and back-office processes.(a)

Cash Flow and Investments

•	Through the first nine months of the year, the Company generated $4.35 billion of net cash provided by operating activities, an increase of 12.0% from the prior year. This growth has been driven by strong operating EBITDA and a decline in cash taxes. These increases were partially offset by higher cash interest, which is due to the debt funding of the Stericycle acquisition.

•	Free cash flow in the first nine months of the year was $2.11 billion, a 13.5% year-over-year increase, driven by robust operating EBITDA growth and a planned reduction in capital investment in sustainability growth projects as the Company moves from peak construction of this portfolio into a period of harvesting strong returns on these businesses. These increases in free cash flow were partially offset by higher capital expenditures to support the business, which includes the addition of WM Healthcare Solutions.(a)

•	The Company’s leverage ratio continues to improve sequentially, driven by increased operating EBITDA and debt repayments. The Company remains on track to achieve its targeted leverage ratio of between 2.5 and 3.0 times by the middle of 2026.(i)

Sustainability and WM Healthcare Solutions Update

•	The Company continues to progress its strategic investments in recycling and renewable natural gas facilities that drive economic and environmental value. During the quarter, four growth projects commenced operations, including new renewable natural gas facilities in Texas and California, a new recycling facility in Texas, and a recycling automation project in California. These additions bring total renewable natural gas projects completed to 10 out of the original 20 planned facilities and total recycling automation and new market projects completed to 31 out of the original 39 planned.

•	During the quarter, the Company progressed its integration of the people and operations of WM Healthcare Solutions into the management and operating structure of its 16 geographic areas, advancing process optimization and alignment across the business.

2025 Outlook

The Company is confident in its ability to deliver upon its full-year outlook ranges for adjusted operating EBITDA and free cash flow.

•	The Company is affirming its adjusted operating EBITDA guidance of between $7.475 and $7.625 billion.(a)

•	Free cash flow guidance remains between $2.8 and $2.9 billion.(a)

•	Total Company revenue is now expected to be approximately $25.275 billion, which is at the low end of the Company’s prior guidance range. The decrease from prior expectations is primarily related to a further decline in recycled commodity pricing as well as modestly lower revenue expectations from WM Healthcare Solutions.(h)

•	Projected adjusted operating EBITDA margin guidance has increased to between 29.6% and 30.2% from between 29.6% and 29.9% .(a)

Fish concluded, “We are pleased with our results in the first three quarters of the year across our business segments, which position us to deliver another year of double-digit adjusted operating EBITDA growth with record margin in our Collection and Disposal business and expanding free cash flow conversion. Looking ahead, 2026 is setting up to be a year of outsized free cash flow growth, with results expected to approach $3.8 billion next year. Our disciplined approach to capital allocation remains unchanged, and we are committed to translating this performance into strong shareholder returns.”(a)

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	All dollar amounts, unless otherwise noted, are presented in millions and rounded to the nearest million. Percentages are calculated using rounded figures and shown to one decimal place. Accordingly, percentage totals and subtotals may not sum to 100% due to rounding.

(e)	Management defines WM Legacy Business as total Company GAAP results excluding the WM Healthcare Solutions segment.

(f)	WM Healthcare Solutions includes intra-segment activity, with operating revenues and expenses of $108 million for the three months ended September 30, 2025. Inter-segment activity includes operating revenues of $2 million and operating expenses of $16 million for the same period.

(g)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(h)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $68 per ton compared to about $101 per ton in the prior year period. The Company now expects single stream commodity prices to average approximately $75 per ton in 2025, which is down from its prior expectation of $80 per ton. The average price received for Renewable Fuel Standard credits was $2.56 during the quarter compared to $3.08 in the prior year period. The average price received for natural gas was $2.46 per MMBtu during the quarter compared to $1.80 per MMBtu in the prior year period. The average price received for renewable electricity was about $73 per megawatt hour in the quarter compared to about $60 per megawatt hour in the prior year period.

(i)	Leverage ratio is calculated based on the defined terms for this financial covenant in the Company’s revolving credit agreement, which is Exhibit 10.9 to the Company’s Form 10-K filed Feb. 19, 2025.

The Company will host a conference call at 10 a.m. ET on October 28, 2025, to discuss the Third Quarter 2025 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. In North America, WM has the largest disposal network and collection fleet, is the largest recycler and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants, as well as the largest heavy-duty natural gas truck fleet in the industry. WM Healthcare Solutions provides collection and disposal services of regulated medical waste and secure information destruction services in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements under the heading “2025 Outlook” and all statements regarding future performance and results of our business; achievement of targets, financial guidance or outlook; growth and optimization of our business; integration of the Stericycle business (which is reported as the WM Healthcare Solutions segment) and related contributions, results and benefits, including amount and timing of synergies; amount and timing of sustainability investments, upgrades and project completions and related returns, contributions, and benefits; drivers of performance, including pricing programs and volume; and statements regarding commodity prices. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle and achieve the anticipated benefits therefrom, including synergies; legal, regulatory, operational, technological and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle acquisition; failure to maintain an effective system of internal control over financial reporting; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, recyclables, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; exposure to different regulatory, legal, financial and economic conditions in international jurisdictions; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changing conditions in the healthcare industry; changing conditions in the recycling industry, including impacts on demand, pricing and availability of counterparties; weakness in general economic conditions and capital markets; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected adjusted operating EBITDA and margin is anticipated to be adjusted to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin, and projected 2026 free cash flow. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating revenues	$6,443	$5,609	$18,891	$16,170
Costs and expenses:
Operating	3,833	3,399	11,319	9,830
Selling, general and administrative	665	525	2,048	1,517
Depreciation, depletion and amortization	729	558	2,093	1,615
Restructuring	14	2	39	2
(Gain) loss from divestitures, asset impairments and unusual items, net	213	6	239	62
	5,454	4,490	15,738	13,026
Income from operations	989	1,119	3,153	3,144
Other income (expense):
Interest expense, net	(225)	(131)	(689)	(397)
Equity in net income (loss) of unconsolidated entities	4	1	11	4
Other, net	7	6	16	7
	(214)	(124)	(662)	(386)
Income before income taxes	775	995	2,491	2,758
Income tax expense	172	235	524	611
Consolidated net income	603	760	1,967	2,147
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	(1)
Net income attributable to Waste Management, Inc.	$603	$760	$1,966	$2,148
Basic earnings per common share	$1.50	$1.89	$4.88	$5.35
Diluted earnings per common share	$1.49	$1.88	$4.87	$5.33
Weighted average basic common shares outstanding	403.0	401.5	402.6	401.5
Weighted average diluted common shares outstanding	404.3	403.2	404.0	403.2

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$175	$414
Receivables, net	4,017	3,687
Other	647	673
Total current assets	4,839	4,774
Property and equipment, net	20,069	19,340
Goodwill	13,894	13,438
Other intangible assets, net	3,873	4,188
Other	2,933	2,827
Total assets	$45,608	$44,567
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,857	$4,899
Current portion of long-term debt	880	1,359
Total current liabilities	5,737	6,258
Long-term debt, less current portion	22,482	22,541
Other	7,869	7,514
Total liabilities	36,088	36,313
Equity:
Waste Management, Inc. stockholders’ equity	9,519	8,252
Noncontrolling interests	1	2
Total equity	9,520	8,254
Total liabilities and equity	$45,608	$44,567

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$1,967	$2,147
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,093	1,615
Other	757	271
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(472)	(154)
Net cash provided by operating activities	4,345	3,879
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(395)	(782)
Capital expenditures	(2,339)	(2,116)
Proceeds from divestitures of businesses and other assets, net of cash divested	108	99
Other, net	(73)	(40)
Net cash used in investing activities	(2,699)	(2,839)
Cash flows from financing activities:
New borrowings	14,956	10,914
Debt repayments	(15,772)	(10,619)
Common stock repurchase program	—	(262)
Cash dividends	(1,001)	(909)
Exercise of common stock options	54	42
Tax payments associated with equity-based compensation transactions	(50)	(49)
Other, net	(17)	(20)
Net cash used in financing activities	(1,830)	(903)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	5	(2)
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(179)	135
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	487	552
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$308	$687

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended September 30,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues(b)(c)	Revenues	Revenues(a)	Revenues(a)(b)	Revenues
Commercial	$1,642	$(223)	$1,419	$1,564	$(205)	$1,359
Industrial	1,042	(234)	808	1,003	(206)	797
Residential	906	(22)	884	897	(22)	875
Other collection	888	(69)	819	822	(57)	765
Total collection	4,478	(548)	3,930	4,286	(490)	3,796
Landfill(a)	1,402	(407)	995	1,311	(388)	923
Transfer	690	(294)	396	641	(276)	365
Total Collection and Disposal	$6,570	$(1,249)	$5,321	$6,238	$(1,154)	$5,084
Recycling Processing and Sales	470	(98)	372	503	(71)	432
WM Renewable Energy	116	(1)	115	88	(1)	87
WM Healthcare Solutions(c)	738	(110)	628	—	—	—
Corporate and Other(a)	14	(7)	7	11	(5)	6
Total	$7,908	$(1,465)	$6,443	$6,840	$(1,231)	$5,609

	Nine Months Ended September 30,
	2025			2024
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues(b)(c)	Revenues	Revenues(a)	Revenues(a)(b)	Revenues
Commercial	$4,854	$(657)	$4,197	$4,591	$(586)	$4,005
Industrial	2,995	(656)	2,339	2,915	(592)	2,323
Residential	2,694	(66)	2,628	2,659	(67)	2,592
Other collection	2,577	(209)	2,368	2,354	(162)	2,192
Total collection	13,120	(1,588)	11,532	12,519	(1,407)	11,112
Landfill(a)	4,041	(1,170)	2,871	3,725	(1,137)	2,588
Transfer	1,963	(842)	1,121	1,819	(797)	1,022
Total Collection and Disposal	$19,124	$(3,600)	$15,524	$18,063	$(3,341)	$14,722
Recycling Processing and Sales	1,417	(280)	1,137	1,414	(209)	1,205
WM Renewable Energy	323	(2)	321	228	(3)	225
WM Healthcare Solutions(c)	2,219	(326)	1,893	—	—	—
Corporate and Other(a)	39	(23)	16	36	(18)	18
Total	$23,122	$(4,231)	$18,891	$19,741	$(3,571)	$16,170

(a)	Beginning with the 2024 Form 10-K, the Company adjusted gross and intercompany operating revenues to reflect the 15% royalty paid by WM Renewable Energy to Collection and Disposal and Corporate and Other businesses for the purchase of landfill gas. There was no change to net operating revenues. The three months and nine months ended September 30, 2024 were recast to conform to the current presentation.

(b)	Intercompany operating revenues reflect each segment’s total intercompany sales, including intercompany sales within a segment and between segments. Transactions within and between segments are generally made on a basis intended to reflect the market value of the service.

(c)	In the third quarter of 2025, the Company began reflecting intra-segment activity for the WM Healthcare Solutions segment as a component of Gross Operating Revenues and Intercompany Operating Revenues. Intra-segment activity was $108 million and $315 million for the three and nine months ended September 30, 2025, respectively. The nine months ended September 30, 2025 was recast to conform to the current presentation.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the				Period-to-Period Change for the
	Three Months Ended				Nine Months Ended
	September 30, 2025 vs. 2024				September 30, 2025 vs. 2024
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$185	3.8%			$551	3.9%
Recycling Processing and Sales and WM Renewable Energy(c)	(74)	(14.0)			(99)	(6.8)
Energy surcharge and mandated fees	12	5.0			19	2.8
Total average yield(d)			$123	2.2%			$471	2.9%
Volume(e)			43	0.8			166	1.0
Internal revenue growth			166	3.0			637	3.9
Acquisitions			674	11.9			2,114	13.1
Divestitures			(3)	—			(13)	(0.1)
Foreign currency translation			(3)	—			(17)	(0.1)
Total			$834	14.9%			$2,721	16.8%

	Period-to-Period Change for the		Period-to-Period Change for the
	Three Months Ended		Nine Months Ended
	September 30, 2025 vs. 2024		September 30, 2025 vs. 2024
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume	Yield	Volume(f)
Commercial	4.7%	(0.5)%	5.2%	(0.2)%
Industrial	2.3	1.2	2.9	(0.3)
Residential	6.5	(5.6)	5.8	(4.9)
Total collection	4.2	(1.1)	4.5	(1.2)
MSW	6.7	5.0	6.0	4.4
Transfer	5.6	(0.9)	5.1	(2.5)
Total Collection and Disposal	3.8%	0.2%	3.9%	0.6%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenues adjusted to exclude the impacts of divestitures for the current year period.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenues adjusted to exclude the impacts of divestitures for the current year period.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(e)	Includes activities from our Corporate and Other businesses.

(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,592	$1,358	$4,345	$3,879
Capital expenditures to support the business	(635)	(598)	(1,910)	(1,545)
Proceeds from divestitures of businesses and other assets, net of cash divested	5	41	108	99
Free cash flow without sustainability growth investments	962	801	2,543	2,433
Capital expenditures - sustainability growth investments	(141)	(183)	(429)	(571)
Free cash flow	$821	$618	$2,114	$1,862

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Supplemental Data

Internalization of waste, based on disposal costs	71.9%	69.6%	71.4%	69.1%

Landfill depletable tons (in millions)	33.7	32.9	97.7	93.9

Acquisition Summary(b)

Gross annualized revenue acquired	$23	$217	$165	$295

Total consideration, net of cash acquired	31	540	442	780

Cash paid for acquisitions consummated during the period, net of cash acquired	29	540	399	773

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	29	540	407	790

Landfill Depletion and Accretion Expenses:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Landfill depletion expense:
Cost basis of landfill assets(c)	$182	$166	$514	$474
Asset retirement costs	45	37	116	106
Total landfill depletion expense(c)	227	203	630	580
Accretion expense	35	33	106	99
Landfill depletion and accretion expense	$262	$236	$736	$679

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	The increase in depletion of landfill airspace for the three months ended September 30, 2025, as compared to the prior year period, was primarily driven by volume increases. The increase in depletion of landfill airspace for the nine months ended September 30, 2025, as compared to the prior year period, was primarily driven by volume increases, including increases driven by wildfire volumes.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30, 2025
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$989	$775	$172		$603	$1.49
Adjustments:
Stericycle acquisition and integration-related costs(b)	34	34	9		25
Loss from asset impairments, unusual items and other, net (c)	218	218	45		173
	252	252	54		198	0.49
As adjusted amounts	$1,241	$1,027	$226	(d)	$801	$1.98
Depreciation, depletion and amortization	729
Adjusted operating EBITDA	$1,970

Adjusted operating EBITDA margin	30.6%

	Three Months Ended September 30, 2024
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,119	$995	$235		$760	$1.88
Adjustments:
Stericycle transaction costs(b)	40	40	5		35
Gain from asset impairments, unusual items and other, net	(6)	(6)	(1)		(5)
	34	34	4		30	0.08
As adjusted amounts	$1,153	$1,029	$239	(d)	$790	$1.96
Depreciation, depletion and amortization	558
Adjusted operating EBITDA	$1,711

Adjusted operating EBITDA margin	30.5%

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(b)	Amounts in 2025 include acquisition and integration-related costs, severance and retention costs, and WM Healthcare Solutions Enterprise Resource Planning (ERP) system costs. Amounts in 2024 include transaction related costs.

(c)	The three months ended September 30, 2025 includes (i) a $152 million impairment charge related to the decision to temporarily suspend the operations of a business engaged in accelerating plastic film and wrap recycling capabilities within our Recycling Processing and Sales segment resulting from significant deterioration of market pricing and demand for post-consumer plastics; (ii) a $45 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier and (iii) an $11 million negotiated payment for early termination of a contract in our WM Renewable Energy segment.

(d)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The third quarter 2025 and 2024 adjusted effective tax rates were 21.9% and 23.3%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended September 30, 2025
		Recycling	WM		Total WM	WM
	Collection	Processing	Renewable	Corporate	Legacy	Healthcare
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Business	Solutions	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Gross operating revenues, as reported	$6,570	$470	$116	$14	$7,170	$738	$7,908
Intercompany operating revenues	(1,249)	(98)	(1)	(7)	(1,355)	(110)	(1,465)
Net operating revenues, as reported	$5,321	$372	$115	$7	$5,815	$628	$6,443

Income from operations, as reported	$1,468	$(137)	$21	$(342)	$1,010	$(21)	$989
Depreciation, depletion and amortization	528	47	16	28	619	110	729
Operating EBITDA, as reported	$1,996	$(90)	$37	$(314)	$1,629	$89	$1,718

Adjustments:
Stericycle acquisition and integration-related costs(c)	—	—	—	13	13	21	34
Loss from asset impairments, unusual items and other, net(d)	47	155	11	5	218	—	218
	47	155	11	18	231	21	252
Adjusted operating EBITDA	$2,043	$65	$48	$(296)	$1,860	$110	$1,970
Operating EBITDA margin, as reported	37.5%	(24.2)%	32.2%	N/A	28.0%	14.2%	26.7%
Adjusted operating EBITDA margin	38.4%	17.5%	41.7%	N/A	32.0%	17.5%	30.6%

	Three Months Ended September 30, 2024
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal(a)(b)	and Sales(a)	Energy(b)	and Other	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Gross operating revenues, as reported	$6,238	$503	$88	$11	$6,840
Intercompany operating revenues	(1,154)	(71)	(1)	(5)	(1,231)
Net operating revenues, as reported	$5,084	$432	$87	$6	$5,609

Income from operations, as reported	$1,426	$21	$28	$(356)	$1,119
Depreciation, depletion and amortization	491	34	9	24	558
Operating EBITDA, as reported	$1,917	$55	$37	$(332)	$1,677

Adjustments:
Stericycle transaction costs(c)	—	—	—	40	40
(Gain) loss from asset impairments, unusual items and other, net	(18)	—	7	5	(6)
	(18)	-	7	45	34
Adjusted operating EBITDA	$1,899	$55	$44	$(287)	$1,711
Operating EBITDA margin, as reported	37.7%	12.7%	42.5%	N/A	29.9%
Adjusted operating EBITDA margin	37.4%	12.7%	50.6%	N/A	30.5%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal businesses. The amounts in Income from Operations for the three months ended September 30, 2025 and 2024 are $19 million and $29 million, respectively.

(b)	WM Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal and Corporate and Other businesses for landfill gas. The total amount of royalties in Income from Operations for the three months ended September 30, 2025 and 2024, are $17 million and $13 million, respectively.

(c)	Amounts in 2025 include acquisition and integration-related costs, severance and retention costs, and WM Healthcare Solutions Enterprise Resource Planning (ERP) system costs. Amounts in 2024 include transaction related costs.

(d)	The three months ended September 30, 2025 includes (i) a $152 million impairment charge related to the decision to temporarily suspend the operations of a business engaged in accelerating plastic film and wrap recycling capabilities within our Recycling Processing and Sales segment resulting from significant deterioration of market pricing and demand for post-consumer plastics; (ii) a $45 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier and (iii) an $11 million negotiated payment for early termination of a contract in our WM Renewable Energy segment.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2025			September 30, 2024
	WM	WM
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Gross operating revenues, as reported	$7,170	$738	$7,908	$6,840
Intercompany operating revenues	(1,355)	(110)	(1,465)	(1,231)
Operating revenues, as reported	$5,815	$628	$6,443	$5,609

Operating expenses, as reported	$3,430	$403	$3,833	$3,399
As a % of net revenues	59.0%	64.2%	59.5%	60.6%
Adjustment:
Stericycle acquisition and integration-related costs	—	(3)	(3)	—
Operating expenses, as adjusted	$3,430	$400	$3,830	$3,399
As a % of net revenues	59.0%	63.7%	59.4%	60.6%

	Three Months Ended			Three Months Ended
	September 30, 2025			September 30, 2024
	WM	WM
	Legacy	Healthcare
	Business	Solutions	Total WM	Total WM
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Gross operating revenues, as reported	$7,170	$738	$7,908	$6,840
Intercompany operating revenues	(1,355)	(110)	(1,465)	(1,231)
Operating revenues, as reported	$5,815	$628	$6,443	$5,609

SG&A expenses, as reported	$536	$129	$665	$525
As a % of net revenues	9.2%	20.5%	10.3%	9.4%
Adjustment:
Stericycle acquisition and integration-related costs	(13)	(9)	(22)	(26)
SG&A expenses, as adjusted	$523	$120	$643	$499
As a % of net revenues	9.0%	19.1%	10.0%	8.9%

2025 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$5,860	$6,025
Capital expenditures to support the business	(2,575)	(2,625)
Proceeds from divestitures of businesses and other assets, net of cash divested	115	150
Free cash flow without sustainability growth investments	$3,400	$3,550
Capital expenditures - sustainability growth investments	(600)	(650)
Free cash flow	$2,800	$2,900

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2025. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	September 30, 2025		September 30, 2024
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$177	0.8%	$240	1.4%
Accretion expense	$35	0.6%	$33	0.6%

	Six Months Ended
	September 30, 2025		September 30, 2024
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$554	0.9%	$643	1.3%
Accretion expense	$106	0.6%	$99	0.6%